Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, April 7, 2005	(302) 857-3745

DOVER MOTORSPORTS, INC.

DIRECTOR MELVIN JOSEPH DIES

Dover Motorsports, Inc. (NYSE; Symbol DVD) is saddened to announce the passing yesterday of long time member of the Board of Directors Melvin Joseph, and wishes to express its deepest sympathies to the Joseph family.

“Over the years Melvin contributed a great deal to our organization,” said Denis McGlynn, CEO and President of Dover Motorsports, Inc. “We are grateful for his lifelong dedication to our efforts. He was a most valuable contributor to our success.”

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Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate five motorsports tracks (four permanent facilities and one temporary circuit) in four states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports – NASCAR, IRL, NHRA and Champ Car. The Company owns and operates Dover International Speedway in Dover, DE; the Nashville Superspeedway near Nashville, TN; Gateway International Raceway near St. Louis, MO; and Memphis Motorsports Park in Memphis, TN. It also organizes and promotes the Toyota Grand Prix of Long Beach in California.